UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): June 23,  2006

Along Mobile Technologies, Inc.
(Exact name of Registrant as specified in its charter)

NEVADA	000-12423	94-2906927
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

No. 88, 9th Floor, Western Part of the 2nd South Ring Road, Xi’an City, Shaanxi Province, PRC (Address of principal executive offices)	710065 (Zip code)

Registrant’s telephone number, including area code: 011-86-29-88360097

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Previous Independent Accountants

On June 20, 2006 Along Mobile Technologies, Inc. (the “Company”) dismissed Child, Van Wagoner & Bradshaw, PLLC (“CVB”) as the Company's independent registered public accounting firm. The Company engaged CVB to audit its financial statements for the years ended August 31, 2005, 2004 and 2003. The decision to change accountants was approved and ratified by the Company’s Board of Directors. The report by CVB on the financial statements of the Company for the years ended August 31, 2005, 2004, 2003 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principle.
While CVB was engaged by the Company, there were no disagreements with CVB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure with respect to the Company, which disagreements if not resolved to the satisfaction of CVB would have caused it to make reference to the subject matter of the disagreements in connection with its report on the Company's financial statements for the fiscal years ended August 31, 2005, 2004 and 2003.

The Company provided CVB with a copy of the disclosures to be included in Item 4.01 of this Current Report on Form 8-K and requested that CVB furnish the Company with a letter addressed to the Commission stating whether or not CVB agrees with the foregoing statements. A copy of the letter from CVB to the Commission, dated June 23, 2006, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

New Independent Accountants

The Company engaged the accounting firm of Jimmy C.H. Cheung & Co. as the Company’s independent registered public accounting firm as of June 14, 2006. Furthermore, the accounting firm of Jimmy C.H. Cheung & Co. will remain as the accounting firm of the Company’s wholly-owned subsidiary MainGlory Holdings Limited.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

16.1	Letter from Child, Van Wagoner & Bradshaw, PLLC to the Securities and Exchange Commission dated June 23, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALONG MOBILE TECHNOLOGIES, INC.

Date: June 23, 2006	By:	/s/ Jian Wei Li
Li, Jian Wei, President